SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant    X
Filed by a Party other than the Registrant

Check the Appropriate Box:

          Preliminary Proxy Statement
------

          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
------

  X       Definitive Proxy Statement
------

          Definitive Additional Materials
------

          Soliciting Materials Pursuant to ss.240.14a-11(c) or ss.240.14a-12
------


                       SIMON TRANSPORTATION SERVICES INC.
                (Name of Registrant as Specified in its Charter)

            The Simon Transportation Services Inc. Board of Directors
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the Appropriate Box):

  X      No fee required
------

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
------

          (1)       Title of each class of securities to
                    which transaction applies:                            N/A
                                                                       ---------
          (2)       Aggregate number of securities to which
                    transaction applies:                                  N/A
                                                                       ---------
          (3)       Price per unit or other underlying value
                    of transaction computed pursuant to
                    Exchange Act Rule 0-11:                               N/A
                                                                       ---------
          (4)       Proposed maximum aggregate value of transaction:      N/A
                                                                       ---------
          (5)       Total fee paid:                                       N/A
                                                                       ---------

          $ N/A     = Amount on which filing fee is calculated
          ------

          Fee paid previously with preliminary materials
------

          Check box if any part of the fee is offset as provided by Exchange Act ------ Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)       Amount previously paid:                             N/A
                                                                   -------------
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                                                                   -------------
          (3)       Filing Party:                                       N/A
                                                                   -------------
          (4)       Date Filed:                                         N/A
                                                                   -------------

                        SIMON TRANSPORTATION SERVICES INC.
                                 P.O. Box 26297
                         Salt Lake City, Utah 84126-0297
                  --------------------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 4, 2000

--------------------------------------------------------------------------------

To Our Stockholders:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Simon Transportation Services Inc., a Nevada corporation (the "Company"), following the fiscal year ended September 30, 1999, will be held at the Simon Transportation Services Inc. corporate headquarters, 5175 South 2100 West, West Valley City, Utah 84120, at 10:00 a.m., Mountain Standard Time, on February 4, 2000, for the following purposes:

              1. To consider and act upon a proposal to elect three (3) directors of the Company;

              2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP, as independent public accountants for the Company for the 2000 fiscal year;

              3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

         The foregoing matters are more fully described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on January 3, 2000, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation. All Stockholders are cordially invited to attend the Annual Meeting.

                                              By Order of the Board of Directors
                                              /s/ Richard D. Simon
                                              Richard D. Simon
                                              Chairman of the Board
Salt Lake City, Utah
January 6, 2000

                       SIMON TRANSPORTATION SERVICES INC.
                              Post Office Box 26297
                          Salt Lake City, UT 84126-0297
                  --------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 4, 2000

--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Simon Transportation Services Inc., a Nevada corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company following the fiscal year ended September 30, 1999 ("Annual Meeting"), which will be held at the Simon Transportation Services Inc. corporate headquarters, 5175 West 2100 South, West Valley City, Utah 84120, on February 4, 2000, at 10:00 a.m. Mountain Standard Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this proxy statement and the enclosed form of proxy is January 6, 2000.

         The enclosed copy of the Company's annual report for the fiscal year ended September 30, 1999, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

         Only stockholders of record at the close of business on January 3, 2000 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On December 15, 1999, there were outstanding 5,196,358 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 5,196,358 votes on all matters subject to a vote at the Annual Meeting, and 913,751 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 1,827,502 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 6,110,109 shares of Common Stock outstanding, entitled to cast an aggregate 7,023,860 votes on all matters subject to a vote at the Annual Meeting. The number of outstanding shares excludes approximately 1,392,500 shares of Class A Common Stock reserved for issuance to employees under the Company's incentive stock plan. Of the shares reserved, options have been granted covering approximately 1,001,000 shares and approximately 270,000 shares were at December 15, 1999, subject to vested but unexercised options. The outstanding shares also exclude 23,000 shares of Class A Common Stock reserved for issuance under the Company's Outside Director Stock Plan. Of the shares reserved, options have been granted covering 7,000 shares and 5,000 are subject to vested but unexercised options. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

         Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

         Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. If no direction is specified by the Stockholder, the proxy will be voted "FOR" the proposal specified in this notice, and, at the discretion of the proxyholder, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Board of Directors

         The Company's Bylaws permit the Board of Directors to establish the number of directors that comprise the Board. On December 15, 1999, the Board of Directors voted to increase the number of board members, with and one additional director designated a Class II director. The increase in the number of directors is effective as of the Annual Meeting. In addition, the Board accepted the resignation of H.J. Frazier as a Class III director effective December 10, 1999. Mr. Frazier has served as a director since the Company's initial public offering in 1995 and his term as a director would have expired at the Company's Annual Meeting following the fiscal year ended September 30, 2000. Effective December 15, 1999, the Board appointed Gus E. Paulos to serve as a Class III director to fulfill the term of Mr. Frazier.

Directors Nominated for Election

         At the Annual Meeting, the Stockholders will elect three (3) directors to serve on the Board of Directors. Don L. Skaggs has been nominated for election as a Class II director. Irene Warr and Sherry L. Bokovoy have been designated Class II directors and each is standing for re-election. In the absence of contrary instructions, each proxy will be voted for the election of such individuals to the indicated director class.

         Alban B. Lang, Lyn Simon, and Richard D. Simon, Jr. serve as Class I directors. Richard D. Simon, Kelle A. Simon, and Gus E. Paulos serve as Class III directors. The term of Class I directors expires at the Annual Meeting following the fiscal year ended September 30, 2001, the term of Class II directors expires at the Annual Meeting following the fiscal year ended September 30, 2002, and the term of Class III directors expires at the Annual Meeting following the fiscal year ended September 30, 2000.

Information Concerning Executive Officers and Directors

         Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's executive officers and directors is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Dick Simon Trucking, Inc., a Utah corporation. Richard D. Simon is the father of Kelle A. Simon, Lyn Simon, Sherry L. Bokovoy, and Richard D. Simon, Jr.

           NAME              AGE                      POSITION                        DIRECTOR SINCE       CLASS
           ----              ---                      --------                        --------------       -----
Richard D. Simon 1            63   Chairman of the Board, President, and                   1972             III
                                    Chief Executive Officer
Alban B. Lang                 53   Chief Operating Officer, Chief Financial                1988              I
                                    Officer, Treasurer, and Secretary;
                                    Director
Kelle A. Simon                38   Vice President of Maintenance and Fleet                 1997             III
                                    Purchasing, Director
Lyn Simon                     35   Vice President of Sales and Marketing,                  1997              I
                                    Director
Richard D. Simon, Jr.         28   Vice President of Operations,                           1997              I
                                    Director
Sherry L. Bokovoy             31   Assistant Secretary/Treasurer, Director                 1997              II
Gus E. Paulos 1 2             58   Director                                                1999             III
Don L. Skaggs  2              44   Director Nominee                                         --               II
Irene Warr  2                 68   Director                                                1995              II



1  Member of the Compensation Committee.
2  Member of the Audit Committee.

         Richard D. Simon founded the Company in 1955 and has served as its Chairman of the Board, President, and Chief Executive Officer since its incorporation in 1972.

         Alban B. Lang was appointed Chief Operating Officer in March 1999. In addition, Mr. Lang continues to serve as Chief Financial Officer, Treasurer, and Secretary. He has served in these positions since 1992, prior to which he served as controller since 1987. Mr. Lang is a certified public accountant and holds two Bachelor of Science degrees, one in chemistry and the other in accounting, a Masters of Business Administration degree, and a Masters degree in fuel engineering, all from the University of Utah.

         Kelle  A.  Simon  has  served  as  the  Company's   Vice  President  of
Maintenance and Fleet Purchasing since 1992, prior to which he served as Maintenance Director from 1986 to 1992.

         Lyn Simon has served as Vice President of Sales and Marketing since 1986. From July 1998 to February 1999, he also served as Vice President of Operations. Prior to this Mr. Simon served in numerous operating positions with the Company, including implementing computer and telecommunications systems, and managing the accounts receivable, accounts payable, public relations, and fuel tax and licensing departments after joining the Company in 1984.

         Richard D. Simon, Jr. was reappointed Vice President of Operations in February 1999. He previously served in this position from 1992 until July 1998. From July 1998 to February 1999, Mr. Simon served as the Company's Vice President of Driver Relations. He served as Vice President of Operations from 1992 to 1998, and as a dispatcher and customer service representative after joining the Company in 1990.

         Sherry L. Bokovoy has served as Assistant Secretary/Treasurer since 1994, and has held numerous positions within the Company including supervising the human resource department, administrative and maintenance payrolls, the employee stock purchase program, and the Company store since joining the Company in 1987.

         Gus E. Paulos has served as the President of Gus Paulos Chevrolet since 1980. Mr. Paulos has served as President of the Western Region Advertising Association for Chevrolet Motor Corporation for the past six years.

         Don L. Skaggs has served as the President of Skaggs Co. Inc. since 1997. Prior to this time, Mr. Skaggs served as President of Skaggs Telecommunication Service, a subsidiary of American Stores Co. from 1980 through 1997. Skaggs Co. Inc. is a privately-held manufacturer and distributor of law enforcement communication equipment and clothing.

         Irene Warr has been engaged in the private practice of law in Salt Lake City since 1957 and has represented the Company in numerous matters since 1962. Ms. Warr represents many trucking companies and has specialized in motor carrier transportation law for over 30 years.

Meetings and Compensation

         Board of Directors. During the fiscal year ended September 30, 1999, the Board of Directors of the Company met on four occasions. All directors attended the meetings of the Board of Directors and all of the meetings held by committees of the Board on which they served. Directors who are not employees of the Company receive an annual retainer of $5,000 plus $1,000 per meeting of the Board of Directors or a committee thereof attended by the director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such Board or committee meetings. Non-employee directors also receive the annual option to purchase 1,000 shares of the Company's Class A Common Stock.

         Compensation Committee. The Compensation Committee of the Board of Directors met once during fiscal year 1999, and all members were present at such meeting. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for fiscal year 1999 is set forth below. See "Compensation Committee Report on Executive Compensation."

         Audit Committee. The Audit Committee met once during fiscal year 1999, and all members were present at such meeting. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

         Nominating  Committee.    The   Board  does  not  maintain  a  standing
nominating  committee  or other  committee performing similar functions.

         Compensation Committee Interlocks and Insider Participation. Ms. Warr has served on the Compensation Committee since the Company's initial public offering on November 17, 1995. She is not an officer or employee of the Company. The Company pays Ms. Warr $30,000 annually ($2,500 per month), provides her health insurance coverage at a cost to the Company of $130 per month, and provides an office at the Company's headquarters. Ms. Warr has served as counsel to Richard D. Simon since 1962 and the Company since its incorporation in 1972. Richard D. Simon serves on the Compensation Committee, and he is the father of Kelle A. Simon, Lyn Simon, Sherry L. Bokovoy, and Richard D. Simon, Jr. The Board of Directors has nominated Mr. Paulos to replace Ms. Warr on the Compensation Committee following the Annual Meeting. See "Certain Transactions" for additional disclosure of transactions between the Company and its directors and executive officers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.



                              CERTAIN TRANSACTIONS

         Sherry L. Bokovoy and Jon Bokovoy are the daughter and son-in-law of Richard D. Simon. Ms. Bokovoy is employed by the Company as assistant treasurer and assistant secretary, and Mr. Bokovoy is employed by the Company as a dispatch supervisor. Ms. Bokovoy was paid an aggregate $93,600 during the 1999 fiscal year. Mr. Bokovoy was paid an aggregate $94,600 during fiscal year 1999.

         During the 1999 fiscal year, Simon Transportation Services Inc. purchased $93,257 of vehicles from Gus Paulos Chevrolet and $65,487 of electronic video and security equipment from Skaggs Telecommunications. Prices were established through arms-length negotiations between the parties.

         For additional information concerning certain transactions involving the Company's officers and directors, see "Compensation Committee Interlocks and Insider Participation."

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the four other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended September 30, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                           -----------------------------
                                             Annual Compensation                 Awards        Payouts
                                   ---------------------------------------------------------------------
   Name and Principal Position       Year   Salary   Bonus   Other Annual  Restricted Option/    LTIP     All Other
                                                             Compensation    Stock      SAR    Payouts  Compensation1
                                                                            Award(s)
                                              ($)     ($)        ($)          ($)       (#)      ($)         ($)
----------------------------------------------------------------------------------------------------------------------
Richard D. Simon,                    1999   348,400     -         -            -         -        -         2,803
  Chairman, President, and           1998   348,400     -         -            -         -        -         2,803
  Chief Executive Officer            1997   348,400  163,750      -            -         -        -         2,803

Alban B. Lang,                       1999   156,000     -         -            -         -        -         2,803
  Chief Operating Officer, Chief     1998   156,000     -         -            -      75,000      -         2,803
  Financial Officer, Treasurer,      1997   156,000   98,250      -            -      27,000      -         2,803
  and Secretary

Kelle A. Simon,                      1999   156,000     -         -            -         -        -         2,803
  Vice President of Maintenance      1998   156,000     -         -            -      75,000      -         2,803
  and Fleet Purchasing               1997   156,000   98,250      -            -      27,000      -         2,803

Lyn Simon,                           1999   156,000     -         -            -         -        -         2,803
  Vice President of Sales and        1998   156,000     -         -            -      75,000      -         2,803
  Marketing                          1997   156,000   98,250      -            -      27,000      -         2,803

Richard D. Simon, Jr.,               1999   156,000     -         -            -         -        -         2,803
  Vice President of  Operations      1998   156,000     -         -            -      75,000      -         2,803
                                     1997   156,000   98,250      -            -      27,000      -         2,803

1  Represents the amount of Company-paid health benefits.

         The Company did not grant options to purchase shares of Class A Common Stock to any of the Named Officers during the fiscal year ended September 30, 1999.

         The following table sets forth information with respect to the Named Officers concerning the exercise and ownership of options held at September 30, 1999:


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                Number of Securities          Value of Unexercised
                                                               Underlying Unexercised             In-the-Money
                              Shares                          Options/SARs at FY-End         Options/SARs at FY-End
                            Acquired on          Value                 (#)                            ($)
Name                       Exercise (#)       Realized($)    Exercisable/Unexercisable     Exercisable/Unexercisable
---------------------- ------------------- ---------------- ----------------------------- -----------------------------
Richard D. Simon                 -                -                      -                             -
Alban B. Lang                    -                -                44,200/80,800                      $0/0
Kelle A. Simon                   -                -                44,200/80,800                      $0/0
Lyn Simon                        -                -                44,200/80,800                      $0/0
Richard D. Simon, Jr.            -                -                44,200/80,800                      $0/0

         The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

         The Company currently does not have any employment contracts, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, executive officers holding outstanding stock options granted under the Plan are entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable.

Compensation Committee Report on Executive Compensation

         The Compensation Committee believes that the Company's executive officers, including the Named Officers and the Chief Executive Officer, should be compensated at a level comparable to persons holding similar positions at peer companies, taking into account the relative size of the companies, responsibilities of the officers, experience, geographical location, and the relative performance of the Company and its peers, measured by stock performance, profit margin, and revenue and net income growth rates. In addition, the Compensation Committee will consider the attainment of specific goals that may be established for such officers from time-to-time. Corporate performance, measured by stock appreciation, is an important aspect of the executive officers' compensation, as reflected by net awards to date of stock options covering 986,700 shares of Class A Common Stock to the executive officers and certain other key employees. The base salaries of all executive officers, including the Chief Executive Officer, were established prior to the Company's initial public offering and prior to any meeting of the Compensation Committee. The Compensation Committee believes that the base salaries paid to the Chief Executive Officer and other Named Officers are reasonable in comparison with other salaries in the industry. In addition to base salaries, the Chief Executive Officer and Named Officers participate in a bonus pool equal to 5 percent of earnings before provision for income taxes, subject to the achievement of financial performance goals. The Company did not meet its goal in fiscal year 1999, therefore the executive officers did not receive bonuses. The Chief Executive Officer owns approximately 15.7% of the Company's outstanding Common Stock. Therefore, his net worth is directly affected by the market value of the Company's stock.

                                                         Compensation Committee:

                                                         Irene Warr
                                                         Richard D. Simon


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

Stock Price Performance Graph

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
            PERFORMANCE GRAPH FOR SIMON TRANSPORTATION SERVICES INC.

         The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Trucking & Transportation Stocks commencing November 17, 1995, and ending September 30, 1999.




                  GRAPH  WAS CENTERED HERE IN PRINTED FORM




                                     Legend
Symbol      Index Description                                11/17/95     9/30/96     9/30/97     9/30/98     9/30/99
------      -----------------                                --------     -------     -------     -------     -------
___________ SIMON TRANSPORTATION SERVICES INC.                 $100.0      $156.0      $266.2      $ 57.7      $ 53.5
- . . - . . NASDAQ Stock Market (US Companies)                 $100.0      $118.3      $162.5      $165.2      $268.3
- . - . - . CRSP Index for NASDAQ Trucking &                   $100.0      $101.8      $143.5      $106.9      $124.4
            Transportation  Stock





         The stock performance graph assumes $100 was invested on November 17, 1995, the date of the Company's initial public offering. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse predictions as to future stock performance. The CRSP Index for NASDAQ Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the NASDAQ Stock Market, as well as all NASDAQ companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of December 15, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, by each director nominee, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group.

                             SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Title of Class                  Name of Beneficial Owner 1              Amount & Nature of   Percent of Class 3
                                                                                 Beneficial
                                                                                Ownership 2
     Class A Common       Richard D. Simon                                         48,425            Class A - *
     Class B Common       Richard D. Simon 4                                      913,751           Class B - 100%
                                                                                                    Total - 14.9%
     Class A Common       Alban B. Lang                                           117,896                1.8%
     Class A Common       Kelle A. Simon                                          139,808                2.2%
     Class A Common       Lyn Simon                                               126,896                2.0%
     Class A Common       Richard D. Simon, Jr.                                   126,395                2.0%
     Class A Common       Sherry L. Bokovoy                                       118,738                1.8%
     Class A Common       Gus E. Paulos                                              --                   --
     Class A Common       Don L. Skaggs                                            55,000                 *
     Class A Common       Irene Warr                                                4,700                 *
     Class A Common       Jerry Moyes  5                                          387,650                6.0%
     Class A Common       SME Steel Contractors, Inc.  5                          300,000                4.7%
     Class A Common       Dimensional Fund Advisors Inc.                          291,300                4.5%
     Class A Common       Wynnefield Capital Management                           330,500                5.1%
     Class A Common       Capital Research and Management Company                 300,000                4.7%
    Class A & Class B     All directors and executive officers as a group       1,596,609               24.8%
         Common           (8 persons)


* Less than one percent.

1 The business address of Richard D. Simon, Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., Sherry L. Bokovoy, and Irene Warr is P.O. Box 26297, Salt Lake City, Utah 84126-0297. The business address of Gus E. Paulos is 4050 West 3500 South, West Valley City, Utah 84120. The business address of Don L. Skaggs is 3828 South Main Street, Salt Lake City, Utah 84115. The business address of Jerry Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of SME Steel Contractors, Inc. is 5955 West Wells Park Road, West Jordan, Utah 84088. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401-1038. The address of Wynnefield Capital Management is One Penn Plaza, Suite 4720, New York, New York 10119. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

2 In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares beneficially owned includes 64,600 shares of Class A Common Stock underlying options to purchase granted to each of Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., and Sherry L. Bokovoy (the "Optionees") that are either currently exercisable or will become exercisable within 60 days. The 60,400 remaining shares underlying options granted to the Optionees that are not exercisable within 60 days are excluded. The shares owned also include an aggregate 67,119 shares of Class A Common Stock held in the Company's ss.401(k) Plan on behalf of Richard D. Simon (38,425 shares), Alban B. Lang (9,037 shares), Kelle A. Simon (6,631 shares), Lyn Simon (10,453 shares), and Sherry L. Bokovoy (2,573 shares). The total shares include 3,000 shares underlying stock options granted to Irene Warr that are currently exercisable or will be exercisable within 60 days. Unless otherwise indicated all shares are owned directly.

3 Percentage based on both Class A and Class B Common Stock and includes for purposes of this chart only the vested portion of options granted under the Company's Incentive Stock Plan and Outside Director Stock Plan.

4 All shares are held by Richard D. Simon, Trustee of the Richard D. Simon Revocable Trust, UTAD 2/12/93, of which the four children of Richard D. Simon are the beneficiaries, subject to a life estate in favor of Valene Simon, wife of Richard D. Simon. Because the Class B Common Stock is entitled to two votes per share, Mr. Simon, as Trustee, controls 25.5% of the combined voting power of the Common Stock.

5 Mr. Moyes owns approximately 75% of the outstanding voting stock of the parent corporation of SME Steel Contractors, Inc. According to Mr. Moyes
Schedule 13D filing, beneficial ownership of any shares not attributable to the 75% ownership is disclaimed.

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


         The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the 2000 fiscal year. Arthur Andersen LLP has served as independent public accountants for the Company since 1988. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.



                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Annual Meeting of the Stockholders of the Company following the fiscal year ended September 30, 2000, must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before September 8, 2000, to be eligible for inclusion in the Company's proxy material related to that meeting. The inclusion of any such proposals in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                              Simon Transportation Services Inc.

                                              /s/ Richard D. Simon

                                              Richard D. Simon
                                              Chairman of the Board

January 6, 2000